Exhibit 99.1

November 16, 2016

SIGA Announces Successful Completion of Rights Offering; Funding of Loan; Completion of Payment of PharmAthene Obligation

NEW YORK--(BUSINESS WIRE)-- SIGA Technologies, Inc. ("SIGA" or the "Company") (OTCMKTS:SIGA) today announced the successful completion of its previously announced rights offering (the "Rights Offering"), pursuant to which it raised approximately $35.3 million through the sale of 23,523,195 shares of its common stock. The final subscription price was $1.50 per share. Through basic subscriptions and oversubscriptions, the Rights Offering was fully subscribed and the Company did not need to draw on the commitment made by the parties to the previously disclosed backstop agreement.

The Company also announced the funding of its previously disclosed loan agreement, which, together with the proceeds of the Rights Offering , and with the use of cash on hand, enabled the Company today to satisfy, in its entirety, the remaining portion of PharmAthene, Inc.'s judgment against the Company.

"This marks a significant milestone for SIGA. The Company has now fully satisfied the prior judgment, and is poised for future growth," said CEO Phil Gomez.

ABOUT SIGA TECHNOLOGIES, INC.

We are a company specializing in the development and commercialization of solutions for serious unmet medical needs and biothreats. Our lead product is Tecovirimat, TPOXX®, also known as ST-246®, an orally administered antiviral drug that targets orthopoxvirus infections. While TPOXX® is not yet approved as safe and effective by the U.S. Food & Drug Administration, it is a novel small-molecule drug that is being delivered to the Strategic National Stockpile under Project BioShield. In August 2016, the company announced completion of enrollment and dosing in the second and final cohort of healthy subjects for the Phase III clinical study of TPOXX®. For more information about SIGA, please visit SIGA's web site at www.siga.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements relating to the submission and approval of TPOXX® by the U.S. FDA Such forward-looking statements are subject to various known and unknown risks and uncertainties and SIGA cautions you that any forward-looking information provided by or on behalf of SIGA is not a guarantee of future performance. SIGA's actual results could differ materially from those anticipated by such forward-looking statements due to a number of factors, some of which are beyond SIGA's control, including, but not limited to, (i) the risk that potential products that appear promising to SIGA or its collaborators cannot be shown to be efficacious or safe in subsequent pre-clinical or clinical trials, (ii) the risk that SIGA or its collaborators will not obtain appropriate or necessary governmental approvals to market these or other potential products, (iii) the risk that SIGA may not be able to obtain anticipated funding for its development projects or other needed funding, including from anticipated governmental contracts and grants, (iv) the risk that SIGA may not complete performance under the Biomedical Advanced Research Development Authority (BARDA) Contract on schedule or in accordance with contractual terms, (v) the risk that SIGA may not be able to secure or enforce sufficient legal rights in its products, including intellectual property protection, (vi) the risk that any challenge to SIGA's patent and other property rights, if adversely determined, could affect SIGA's business and, even if determined favorably, could be costly, (vii) the risk that regulatory requirements applicable to SIGA's products may result in the need for further or additional testing or documentation that will delay or prevent seeking or obtaining needed approvals to market these products, (viii) the risk that one or more protests could be filed and upheld in whole or in part or other governmental action taken, in either case leading to a delay of performance under the BARDA Contract or other governmental contracts, (ix) the risk that the BARDA Contract is modified or canceled at the request or requirement of the U.S. government, (x) the risk that the volatile and competitive nature of the biotechnology industry may hamper SIGA's efforts to develop or market its products, (xi) the risk that the changes in domestic and foreign economic and market conditions may affect SIGA's ability to advance its research or may affect its products adversely, (xii) the effect of federal, state, and foreign regulation, including drug regulation and international trade regulation, on SIGA's businesses, (xiii) the risk that our internal controls will not be effective in detecting or preventing a misstatement in our financial statements, (xiv) the risk that some amounts received and recorded as deferred revenue may someday be determined to have been more properly characterized as revenue when received, and (xv) the risk that some amounts received and recorded as deferred revenue ultimately may not be recognized as revenue. More detailed information about SIGA and risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this press release, is set forth in SIGA's filings with the Securities and Exchange Commission, including SIGA's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and in other documents that SIGA has filed with the SEC. SIGA urges investors and security holders to read those documents free of charge at the SEC's web site at http://www.sec.gov. Interested parties may also obtain those documents free of charge from SIGA. Forward-looking statements are current only as of the date on which such statements were made, and except for our ongoing obligations under the United States of America federal securities laws, we undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events, or otherwise.

View source version on businesswire.com:
http://www.businesswire.com/news/home/20161116006530/en/

For SIGA Technologies, Inc.:
Rubenstein
Marcia Horowitz, 212-843-8014
mhorowitz@rubenstein.com
or
Investor Relations:
KCSA Strategic Communications
Todd Fromer, 212-896-1215
tfromer@kcsa.com

Source: SIGA Technologies, Inc.